SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2005

WHITNEY INFORMATION NETWORK, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

0-27403	84-1475486
(Commission File Number)	(IRS Employer Identification Number)

1612 Cape Coral Parkway, Suite A, Cape Coral, FL	33904
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 239-542-0643

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

Item 8.01.       Other Events.

Whitney Information Network, Inc. announced on November 14, 2005 that its wholly owned subsidiary, EduTrades, Inc., had filed a registration statement with the Securities and Exchange Commission on November 10, 2005 for the initial public offering of 2,600,000 shares of EduTrades common stock at a proposed offering price of $6.00 to $8.00 per share. The shares will be offered on a firm commitment basis through Noble International Investments, Inc. Subsequent to the offering, Whitney will own 5,200,000 shares of EduTrades common stock, or 66.7% of the total shares of EduTrades outstanding. Proceeds from the initial public offering are expected to be used by EduTrades for the development are expansion of its products and brands, upgrading its technological platforms and working capital.

This announcement is not an offer to sell nor the solicitation of an offer to buy EduTrades securities. Any such offer or solicitation will only be made by a prospectus and only in such states wherein the offering would be lawful.

Item 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

99.01 Press Release dated November 14, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Whitney Information Network, Inc.

By	/s/ Nicholas S. Maturo
	Name:	Nicholas S. Maturo
	Title:	Chief Executive Officer

Dated: November 15, 2005